Exhibit 99



FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
May 28, 2003                                         fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com



     TOLL BROTHERS' RECORD 2nd QTR 2003 EARNINGS PER SHARE RISE 4% TO $0.72
     ----------------------------------------------------------------------

Huntingdon Valley, PA, May 28, 2003 -- Toll Brothers, Inc., (NYSE:TOL), the nation's leading builder of luxury homes, today reported record earnings and revenues for the second quarter and six-month periods ended April 30, 2003. The Company's net income, of $52.9 million, ($0.72 per share diluted), and revenues of $607.9 million were second quarter records. The value of the Company's second quarter contracts of $926.5 million and its quarter-end backlog of $2.21 billion were the highest for any quarter in the Company's history.

Robert I. Toll, chairman and chief executive officer, stated: "We believe the start of the selling season was delayed due to concerns about war and weather, which muted activity in February and March. This delay has given way to strong demand in April and May. The past four weeks have been among the best in our history for traffic and reservation deposits. These are leading indicators for future contracts and, ultimately, ten to twelve months down the road, for deliveries and revenues. If the economy improves, notwithstanding an increase in interest rates, we believe our prospects will be even brighter."

"Our team produced record earnings despite the winter weather. Based on our backlog, combined with our record first six months' results, we believe we will produce record earnings in both the third and fourth quarters and for the full fiscal year 2003."

"Our expansion program continues with a record 176 selling communities today and a projected 185 selling communities by FYE 2003. Our record backlog already contains a large portion of first quarter 2004 deliveries. If the market remains as it is, we believe we will deliver at least $3 billion in home building revenues in 2004."

Toll Brothers' financial highlights for the period ended April 30, 2003 (unaudited):

o Second quarter 2003 earnings of $0.72 per share diluted rose 4% versus second quarter 2002's earnings of $0.69 per share diluted. Second quarter 2003 net income of $52.9 million increased 1% versus second quarter 2002's net income of $52.5 million. Six-month 2003 earnings of $1.33 per share diluted grew 3% versus 2002's six-month earnings of $1.29 per share diluted. Six-month 2003 net income of $98.3 million grew 1% versus 2002's six-month net income of $97.0 million.




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o    Six-month 2003 net income included a pre-tax expense in the first quarter of 2003 of $3.9 million (or $0.033 per share diluted after tax) due to early retirement of debt. The first quarter and first six months of 2002 included no such charge. According to SFAS No. 145, an accounting standard issued in 2002, beginning in the Company's 2003 fiscal year, such charges, which previously would have been accounted for as an extraordinary expense, must now be included as an expense from continuing operations.

o Second quarter 2003 revenues of $607.9 million rose 10% versus second quarter 2002's total of $550.5 million. Second quarter home building revenues of $601.0 million grew 11% versus 2002's second quarter total of $539.1 million. The Company delivered 1,109 homes in second quarter 2003, an increase of 2% versus 2002's total of 1,086.

o Six-month 2003 revenues of $1.18 billion grew 13% versus six-month 2002's total of $1.04 billion. Six-month home building revenues of $1.16 billion grew 13% versus 2002's six-month total of $1.02 billion as the Company delivered 2,145 homes, an increase of 4% versus 2002's total of 2,065.

o Second quarter contracts of $926.5 million, the highest for any quarter in the Company's history, increased 3% versus second quarter 2002's total of $902.3 million and record six-month contracts of $1.51 billion rose 9% versus 2002's total of $1.39 billion. The number of contracts signed in the second quarter, 1,667 homes, declined by 39 homes, or 2%, compared to second quarter 2002's total of 1,706. The number of contracts signed for the six-month period of 2,733 homes rose 4% compared to 2002's six-month total of 2,634.

o The Company's second quarter-end backlog of $2.21 billion increased 25% versus 2002's second quarter total of $1.77 billion and the number of homes in backlog rose 20% to 3,937 versus 2002's second quarter-end backlog of 3,271 homes. These totals were the highest for any quarter in the Company's history.


Toll Brothers will be broadcasting live via the Investor Relations section of its web site, www.tollbrothers.com, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, May 28, 2003, to discuss these results and our outlook for the remainder of fiscal 2003 and beyond. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through June 30, 2003.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home buyers and operates in 21 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Nevada, New Hampshire, New Jersey, New York, North Carolina, Ohio, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

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Toll Brothers builds luxury single-family and attached home communities and master-planned luxury multi-product residential golf course communities principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers is the only publicly traded national home building company to have won all three of the industry's highest honors: America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information visit www.tollbrothers.com.
                                                --------------------

     Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the ability to secure materials and subcontractors, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, the availability and cost of labor and materials, and weather conditions.





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

                                   TOLL BROTHERS, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED BALANCE SHEETS
                                          (Amounts in thousands)

                                                                     April 30,                October 31,
                                                                       2003                      2002
                                                                    ----------                ----------
                                                                    (Unaudited)
ASSETS

   Cash and cash equivalents                                        $  211,320                $  102,337
   Inventory                                                         2,737,340                 2,551,061
   Property, construction and office
      equipment, net                                                    40,530                    38,496
   Receivables, prepaid expenses and
      other assets                                                      91,079                    93,310
   Mortgage loans receivable                                            67,271                    63,949
   Customer deposits held in escrow                                     24,977                    23,019
   Investments in and advances to
      unconsolidated entities                                           29,632                    23,193
                                                                    ----------                ----------
                                                                    $3,202,149                $2,895,365
                                                                    ==========                ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

   Liabilities:
   Loans payable                                                    $  255,034                $  253,194
   Senior notes                                                        298,135                      -
   Senior subordinated notes                                           719,971                   819,663
   Mortgage company warehouse loan                                      60,008                    48,996
   Customer deposits                                                   150,801                   134,707
   Accounts payable                                                    113,364                   126,391
   Accrued expenses                                                    297,094                   281,275
   Income taxes payable                                                 92,657                   101,630
                                                                    ----------                ----------
            Total liabilities                                        1,987,064                 1,765,856
                                                                    ----------                ----------

   Stockholders' equity:
   Preferred stock, none issued
   Common stock                                                            740                       740
   Additional paid-in capital                                          104,020                   102,600
   Retained earnings                                                 1,200,078                 1,101,799
   Treasury stock                                                      (89,753)                  (75,630)
                                                                    ----------                ----------
            Total stockholders' equity                               1,215,085                 1,129,509
                                                                    ----------                ----------
                                                                    $3,202,149                $2,895,365
                                                                    ==========                ==========







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




                                    TOLL BROTHERS, INC. AND SUBSIDIARIES
                                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (Amounts in thousands, except per share data)
                                                (Unaudited)

                                                    Six months ended               Three months ended
                                                        April 30,                       April 30,
                                             ------------------------------     --------------------------
                                                2003                2002          2003             2002
                                             ------------------------------     --------------------------
Revenues:
   Housing sales                             $1,158,863          $1,021,813     $600,977          $539,111
   Land sales                                    13,387              14,041        3,953             7,618
   Equity earnings (loss)
     from unconsolidated
     entities                                       145               1,497         (108)            1,497
   Interest and other                             5,797               5,324        3,110             2,270
                                             ------------------------------     --------------------------
                                              1,178,192           1,042,675      607,932           550,496
                                             ------------------------------     --------------------------

Costs and expenses:
   Housing sales                                842,406             740,063      437,234           388,638
   Land sales                                    10,717               9,178        3,103             4,961
   Selling, general and
     administrative expenses                    133,138             110,992       67,515            58,594
   Interest                                      32,505              29,632       16,464            15,477
   Expenses related to early
     retirement of debt                           3,890
                                             ------------------------------     --------------------------
                                              1,022,656             889,865      524,316           467,670
                                             ------------------------------     --------------------------

Income before income taxes                      155,536             152,810       83,616            82,826
Income taxes                                     57,257              55,806       30,751            30,316
                                             ------------------------------     --------------------------
Net income                                   $   98,279          $   97,004     $ 52,865          $ 52,510
                                             ==============================     ==========================

Earnings per share:
   Basic                                     $     1.40          $     1.38     $   0.76          $   0.74
   Diluted                                   $     1.33          $     1.29     $   0.72          $   0.69

Weighted average number of shares:
   Basic                                         70,133              70,425       69,859            70,849
   Diluted                                       73,955              75,241       73,601            76,237


Additional information:
   Interest incurred                         $   51,031          $   45,242     $ 25,249          $ 22,607
   Depreciation and
     amortization                            $    5,928          $    5,363     $  2,883          $  2,460







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PERIOD ENDING APRIL 30:

                                                        UNITS                        $ (MILL)
                                               2nd Qtr.       2nd Qtr.        2nd Qtr.       2nd Qtr.
CLOSINGS                                         2003           2002            2003           2002
---------------------------                    --------       --------        --------       --------
Northeast                                           164            213            96.0          107.4
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                        389            353           189.3          160.6
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                              79            104            42.8           45.7
Southeast  (FL, NC, TN)                             182            159            76.6           61.7
Southwest  (AZ, TX, NV, CO)                         170            138            86.4           74.0
West Coast (CA)                                     125            119           109.9           89.7
                                               --------       --------        --------       --------
         Total                                    1,109          1,086           601.0          539.1

CONTRACTS (1)
---------------------------
Northeast                                           316            259           176.1          152.2
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                        648            662           314.9          304.3
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                             126            124            66.6           63.7
Southeast  (FL, NC, TN)                             159            272            83.8          114.7
Southwest  (AZ, TX, NV, CO)                         204            190           125.1           95.8
West Coast (CA)                                     214            199           160.0          171.6
                                               --------       --------        --------       --------
         Total                                    1,667          1,706           926.5          902.3

BACKLOG (1)
---------------------------
Northeast                                           785            664           454.5          367.9
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                      1,449          1,133           709.9          528.2
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                             327            291           177.5          143.8
Southeast  (FL, NC, TN)                             313            425           194.1          207.0
Southwest  (AZ, TX, NV, CO)                         618            401           336.5          205.7
West Coast (CA)                                     445            357           342.3          316.6
                                               --------       --------        --------       --------
         Total                                    3,937          3,271         2,214.8        1,769.2










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PERIOD ENDING APRIL 30:

                                                            UNITS                         $ (MILL)
                                                  6 Months       6 Months        6 Months         6 Months
CLOSINGS                                            2003           2002            2003             2002
----------------------------                      --------       --------        ---------       ---------
Northeast                                              332            436            195.2           223.0
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                           768            681            371.8           314.1
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                166            216             86.3           100.8
Southeast  (FL, NC, TN)                                345            290            149.9           114.3
Southwest  (AZ, TX, NV, CO)                            300            247            153.8           131.3
West Coast (CA)                                        234            195            201.9           138.3
                                                  --------        -------        ---------       ---------
         Total                                       2,145          2,065          1,158.9         1,021.8

CONTRACTS (1)
----------------------------
Northeast                                              457            449            265.0           260.3
(MA, RI, NH, CT, NY, NJ)
Mid-Atlantic                                         1,083            981            534.3           450.1
(PA, DE, MD, VA)
Mid-West   (MI, IL, OH)                                220            202            116.4           101.3
Southeast  (FL, NC, TN)                                274            387            139.5           169.9
Southwest  (AZ, TX, NV, CO)                            382            306            221.7           149.4
West Coast (CA)                                        317            309            235.8           256.4
                                                  --------       --------        ---------       ---------
         Total                                       2,733          2,634          1,512.7         1,387.4

(1)Contracts for the three-month and six-month periods ended April 30, 2003 included $2.4 million (8 homes) and $5.5 million (18 homes), respectively, from an unconsolidated 50% owned joint venture. Contracts for the three-month and six-month periods ended April 30, 2002 included $2.8 million (8 homes) and $4.6 million (14 homes), respectively, from this joint venture. Backlog as of April 30, 2003 and 2002 included $7.7 million (25 homes) and $4.6 million (14 homes), respectively, from this joint venture.
                                       ###